EXECUTION COPY
AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
AMENDMENT NO. 1 TO TRANSACTION GUARANTEE AGREEMENT
     THIS AGREEMENT, dated as of April 13, 2007 (this “Agreement”), is among Polar Air Cargo Worldwide, Inc., a Delaware corporation (the “Company”), DHL Network Operations (USA), Inc., an Ohio corporation (the “Investor”) and Deutsche Post AG, a corporation organized under the laws of Germany (the “Guarantor”).
     WHEREAS, the Company, Investor and Guarantor desire to extend the Drop Dead Date and make other amendments to (i) the Stock Purchase Agreement dated as of November 28, 2006 between the Company and the Investor (the “Purchase Agreement”) and (ii) the Transaction Guarantee Agreement dated as of November 28, 2006 made by the Guarantor in favor of the Company (the “Transaction Guarantee”).
1. DEFINITIONS. Capitalized terms defined in the Purchase Agreement, as amended by this Agreement (the “Amended Purchase Agreement”), and not otherwise defined herein are used herein with the meanings so defined. The “Amended Transaction Guarantee” means the Transaction Guarantee, as amended by this Agreement. References in this Agreement to “Sections” and “Exhibits”, except as the context otherwise dictates, are references to sections hereof and exhibits hereto.
2. AMENDMENT OF PURCHASE AGREEMENT. In reliance upon the representation and warranties set forth in Section 4, the Purchase Agreement is hereby amended as follows:
     2.1. Amendment of Section 7.1.1(b)(i). Section 7.1.1(b)(i) of the Purchase Agreement is amended to read in its entirety as follows :
(i) if the Closing does not occur on or prior to June 30, 2007 (the “Drop Dead Date”); provided that the Party seeking to terminate this Amendment pursuant to this Section 7.1.1(b)(i) shall not be permitted to so terminate this Amendment if the failure to consummate the Contemplated Transactions shall have resulted primarily from the breach of obligations under this Amendment or under any Transaction Document by the Party so seeking to terminate this Amendment; or
     2.2. Deletion of Section 7.2. Section 7.2 of the Purchase Agreement (including all references thereto) is deleted in its entirety.
     2.3. Amendment of Section 8.1.1. Section 8.1.1 of the Purchase Agreement is amended to read in its entirety as follows:
8.1.1. Subject to the limitations set forth in this Section 8, the Company will indemnify and hold harmless the Investor and its Representatives and Affiliates (each, an “Investor Indemnified Person”), from, against and in respect of any and all Liability, loss, damage, obligation, deficiency, costs, Actions, Governmental Orders, Encumbrances, bonds, dues, assessments, fines, penalties, Taxes, fees, expenses or amounts paid in settlement thereof (in each case, including reasonable attorneys’ and experts, fees and expenses), whether or not involving a Third Party

Claim (collectively, “Losses”), incurred by the Investor Indemnified Persons or any of them as a result of, arising out of (i) a breach of any representation or warranty made by the Company in this Agreement (ii) a breach or violation of any covenant or agreement made by the Company in this Agreement or (iii) any pre-Closing Liabilities disclosed in the Company Disclosure Schedule not specifically assumed by the Company in the Asset Conveyance; provided, however, that any Losses incurred by the Investor Indemnified Persons or any of them as a result of, the failure of the Company to make filings with any Governmental Entity in Ukraine in connection with the Contemplated Transactions shall be excluded from the provisions hereof.
     2.4. Amendment of Section 8.2.2. Section 8.2.2 of the Purchase Agreement is amended to read in its entirety as follows:
8.2.2. Monetary Limitations. The Investor will have no obligation to indemnify the Company Indemnified Persons pursuant to Section 8.2.1 in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty described therein unless and until the aggregate amount of all such Losses incurred or suffered by the Company Indemnified Persons exceeds two million dollars ($2,000,000) (at which point the Investor will indemnify the Company Indemnified Persons for all such Losses above such amount), and the Investor’s aggregate Liability in respect of claims for indemnification pursuant to Section 8.2.1 will not exceed the lesser of (i) twenty-five million dollars ($25,000,000) or (ii) the aggregate amount paid by the Investor for the Investor Shares for any and all breaches of the representations, warranties or covenants by or of the Investor in the Agreement; provided, however, that foregoing limitations will not apply to claims for indemnification for fraud or pursuant to Section 8.2.1 in respect of breaches of, or inaccuracies in, representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Power and Authority), Section 4.3 (Noncontravention) and Section 4.6 (No Brokers) which awards for claims in respect thereof shall not exceed the aggregate amount paid by the Investor for the Investor Shares.
3. AMENDMENT OF TRANSACTION GUARANTEE. In reliance upon the representation and warranties set forth in Section 4, the Transaction Guarantee is amended as follows:
     3.1. Amendment of Definitions. The definition of Purchase Agreement in the Transaction Guarantee is amended to read in its entirety as follows:
“Purchase Agreement” means the Stock Purchase Agreement dated as of November 28, 2006 between the Company and DHL Network Operations (USA), Inc., an Ohio corporation, as may be amended, supplemented or otherwise modified from time to time.
4. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement hereby represents and warrants, severally with respect to such Party, that:

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(a)	such party is a corporation duly organized, validly existing and in good standing under the laws of the state or country of its organization;

(b)	the execution, delivery and performance by such party of this Agreement and the Amended Purchase Agreement or Amended Transaction Guarantee, as the case may be, are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its certificate of incorporation or by-laws (or in the case of the Guarantor, its registered articles of association) or (ii) any Applicable Law or any contractual restriction binding on or affecting it; and

(c)	this Agreement has been duly executed and delivered by such party and each of this Agreement and the Amended Purchase Agreement or Amended Transaction Guarantee, as the case may be, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.
5. GENERAL. Each of this Agreement and the Amended Transaction Guarantee is a Transaction Document, and the Amended Purchase Agreement and the Amended Transaction Guarantee are each confirmed as being in full force and effect. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of the Company, Investor or Guarantor under the Purchase Agreement, Amended Purchase Agreement or any Transaction Document, nor constitute a waiver or amendment of any other provision of the Purchase Agreement, Amended Purchase Agreement or any Transaction Document or for any other purpose, except as expressly set forth herein. This Agreement, the Amended Purchase Agreement, the Amended Transaction Guarantee and the other Transaction Documents, other documents, instruments and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof (other than relating to the Aircraft Leases) and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of The State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

POLAR AIR CARGO WORLDWIDE, INC.
By:	/s/ John W. Dietrich
	Name:	John W. Dietrich
	Title:	Executive Vice President and Chief Operating Officer

DHL NETWORK OPERATIONS (USA), INC.
By:	/s/ John Olin
	Name:	John Olin
	Title:	Authorized Signatory

DEUTSCHE POST AG
By:	/s/ Bernd Boecken /s/ Anton Hauck
	Name:	Bernd Boecken Anton Hauck
	Title:	Authorized Signatory

[Signature Page to Agreement]